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                                                                     EXHIBIT 2.2

                                   PCTEL, INC.

                         REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement ("Agreement") is entered into as of March 12, 2003, by and between PCTEL, Inc., a Delaware corporation ("Parent"), and Dynamic Telecommunications, Inc., a Maryland corporation ("Seller").

                                    RECITALS

      A. Contemporaneously with the execution and delivery of this Agreement, Parent, PCTEL Maryland, Inc., a Delaware corporation and wholly-owned subsidiary of Parent, Seller and DTI Holdings, Inc., a Delaware corporation and parent corporation of Seller, are entering into an Asset Purchase Agreement, dated as of an even date herewith (the "Purchase Agreement"), pursuant to which Parent may issue the Earn-Out Shares (as defined in the Purchase Agreement).

      B. In connection with the Purchase Agreement, Parent and Seller are entering into this Agreement under which Parent is granting Seller certain resale registration rights with respect to the Earn-Out Shares.

      NOW, THEREFORE, in consideration of the promises, mutual covenants and terms hereof, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

      1. Definitions. Any capitalized term not otherwise defined herein shall have the meanings ascribed to such term in the Purchase Agreement. As used in this Agreement:

            (a) "Issue Date" shall mean the date(s) on which the Earn-Out Shares become issuable to Seller as provided in Section 12.4 of the Purchase Agreement. The Purchase Agreement provides that there may be two (2) Issue Dates for the Earn-Out Shares. If there is more than one Issue Date, the registration obligations of Parent pursuant to Section 2 below shall pertain to the Earn-Out Shares issued at each Issue Date (in other words, Parent would be obligated to file two S-3 registration statements, one for the Earn-Out Shares issued at the first Issue Date and one for the Earn-Out Shares issued on the second Issue
Date).

            (b) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            (c) "Registration Expenses" shall mean all expenses incurred in complying with Section 2 of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Parent, blue sky fees and
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expenses, and the expense of any special audits incident to or required by any such registration; provided, however, Registration Expenses shall not include any selling commissions, transfer taxes or fees and disbursements of Seller's counsel (which expenses shall be borne by Seller and not Parent).

            (d) "Registrable Securities" shall mean the Earn-Out Shares issued to Seller pursuant to the Purchase Agreement; provided, however, that the Earn-Out Shares shall cease to be Registrable Securities at such time as (i) they have been registered for resale pursuant to a prospectus included in an effective Registration Statement on Form S-3 and such securities shall have been disposed of in accordance with such registration statement and with Section 2 hereof or (ii) they are otherwise available for resale under Rule 144 of the Securities Act within a single 90-day period.

      2. Seller Registration.

            (a) Parent shall use its best efforts to cause the Registrable Securities to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall prepare and file with the SEC within 10 days following the Issue Date a registration statement on Form S-3 covering the Registrable Securities; provided, however, if Parent shall furnish to Seller a certificate signed by the an executive officer of Parent stating that, in the good faith judgment of the Board of Directors of Parent, it would be seriously detrimental to Parent or its stockholders for registration statements to be filed within such 10 day period, then Parent's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the Issue Date. The offerings made pursuant to such registration shall not be underwritten.

            (b) Parent shall (i) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the Registrable Securities and shall use its commercially reasonable best efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the sooner to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the expiration of 90 days after the day on which such registration statement has been declared effective; (ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement; (iii) furnish to Seller such number of copies of any prospectus (including any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as Seller may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain effective;
(iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as Seller shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable Seller to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; and (v) notify Seller, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-


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effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

      3. Suspension of Prospectus. Under any registration statement filed pursuant to Section 2 hereof, Parent may restrict the disposition of the Registrable Securities, and Seller will not be able to dispose of such Registrable Securities, if Parent shall have delivered a notice in writing to Seller stating that a delay in the disposition of such Registrable Securities is necessary because Parent, in its reasonable judgment, has determined that such sales would require public disclosure by Parent of material nonpublic information that is not included in such registration statement. In the event of the delivery of the notice described above by Parent, Parent shall use its best efforts to amend such registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of Parent to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. Such right to delay sales of Registrable Securities shall not exceed 90 days. Any such delay shall result in a corresponding extension of the period of time that Parent is required to maintain the effectiveness of the registration statement under Section 2.

      4. Indemnification.

            (a) Parent will indemnify and hold harmless Seller, each of its officers and directors, and each person controlling Seller within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act applicable to Parent or any state securities law applicable to Parent in connection with any such registration, qualification or compliance, and Parent will reimburse (on an as incurred basis), Seller, each of its officers and directors and each person controlling Seller, for any reasonable legal and other expenses incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent by Seller; and provided, further, that Parent will not be liable to any such person or entity with respect to any such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus that is corrected in the final prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act (or any amendment or supplement to such prospectus) if the person asserting any such loss, claim, damage or liability purchased securities but was not sent or given a copy of the prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such securities to such person in any case where such delivery of the prospectus (as amended or


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supplemented) is required by the Securities Act, unless such failure to deliver the prospectus (as amended or supplemented) was a result of Parent's failure to provide such prospectus (as amended or supplemented).

            (b) Seller shall indemnify Parent, each of its directors and officers and each person who controls Parent within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse Parent and such directors, officers or control persons of Parent for any reasonable legal or other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by Seller; provided, however, that the liability of Seller for indemnification under this Section 4(b) shall not exceed the proceeds from the offering received by Seller, prior to deducting any commissions, transfer taxes or other selling expenses incurred with respect to such sale.

            (c) Each party entitled to indemnification under this Section 4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Any Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of any claim or litigation brought against such Indemnified Party.

            (d) If the indemnification provided for in this Section 4 is for any reason not available to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as will as any other relevant equitable considerations. The relative fault of the Indemnifying


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Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or the alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The liability of Seller under this Section 4(d) shall not exceed the proceeds from the offering received by Seller, prior to deduction of any commissions, transfer taxes or other selling expenses incurred with respect to such sale.

      5. Information of Seller. Seller shall furnish to Parent such information regarding Seller, the manner in which Seller holds any securities of Parent and the distribution proposed by Seller as Parent may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

      6. Repurchase of Earn-Out Shares; Termination of Registration Rights. In the event that a registration statement has not been declared effective by the SEC within 60 days of an applicable Issue Date (the "Termination Date"), unless otherwise mutually agreed by Parent and Seller, all obligations under this Agreement for Parent to register the Earn-Out Shares covered by such registration statement shall terminate. In such event, Seller shall have the right to require that Parent repurchase such Earn-Out Shares from Seller at the per share price equal to the fair market value of such shares on the Issue Date as determined pursuant to Section 12.4(b)(ii) of the Purchase Agreement (the "Repurchase Amount"). Seller shall request in writing that Parent repurchase such Earn-Out Shares and shall accompany such request by tendering the stock certificate(s) representing such Earn-Out Shares together with a duly executed stock power in the form attached hereto as Exhibit A (or, in the event that any such stock certificate is lost, stolen or destroyed, an affidavit of that fact by Seller in a form acceptable to Parent and a bond in such sum as Parent may reasonably require as indemnity against any claim that may be made against Parent with respect to the stock certificate alleged to have been lost, stolen or destroyed) within 30 days of the Termination Date. Within three business days of Parent's receipt of the stock certificate(s), Parent shall deliver the Repurchase Amount by wire transfer in accordance with written instructions delivered by Seller to Parent. If Seller does not tender the certificate(s) representing the applicable Earn-Out shares (or, the affidavit of lost, stolen or destroyed certificate and the related bond described above) within the above-referenced 30 day period, Parent shall have no further repurchase obligation with respect to such shares under this Section 6.

      7. Miscellaneous.

            (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if upon receipt delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):



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                  (i) if to Parent, to:

                        PCTEL, Inc.
                        8725 West Higgins Road, Suite 400
                        Chicago, Illinois 60631
                        Attention: Martin H. Singer
                        Telephone No.: (773) 243-3001
                        Facsimile No.: (773) 243-3050

                  with a copy (which shall not constitute notice) to:

                        Wilson Sonsini Goodrich & Rosati, P.C.
                        650 Page Mill Road
                        Palo Alto, California 94304
                        Attention: Douglas H. Collom
                        Telephone No.: (650) 493-9300
                        Facsimile No.: (650) 845-5000

                  (ii) if to Seller, to:

                        Dynamic Telecommunications, Inc.
                        12810 Wisteria Drive, Third Floor
                        Germantown, Maryland 20874
                        Telephone No.: (301) 515-0036
                        Facsimile No.: (301) 515-0037

                  with a copy (which shall not constitute notice) to:

                        Lerch, Early & Brewer, Chartered
                        3 Bethesda Metro Center, Suite 460
                        Bethesda, Maryland 20814-5367
                        Attention: Paul J. DiPiazza, Esq.
                        Telephone No.: (301) 657-0172
                        Facsimile No.: (301) 986-0332

            (b) No Assignment of Registration Rights. The rights to cause Parent to register Registrable Securities under Section 2 of this Agreement may not be assigned by Seller.

            (c) Expenses. All Registration Expenses incurred in connection with any registration pursuant to Section 2 shall be borne by Parent.

            (d) No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties to this Agreement, any rights or remedies hereunder.

            (e) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.


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            (f) Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

            (g) Amendment. Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and Seller.

            (h) Entire Agreement. This Agreement constitutes the full and entire understanding among the parties regarding the subject matter herein.

            (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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      IN WITNESS WHEREOF, Parent and Seller have caused this Registration Rights
Agreement to be signed as of the date first written above.

"PARENT"                             PCTEL, INC.
                                     a Delaware corporation

                                     By: /s/ JOHN SCHOEN
                                         ---------------------------------------
                                         John Schoen, Chief Financial Officer


"SELLER"                             DYNAMIC TELECOMMUNICATIONS, INC.
                                     a Maryland corporation

                                     By: /s/ PAUL A. KLINE
                                         ---------------------------------------
                                         Paul A. Kline, President
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                                    EXHIBIT A

                           STOCK POWER AND ASSIGNMENT
                            SEPARATE FROM CERTIFICATE

      FOR VALUE RECEIVED and pursuant to the repurchase of Earn-Out Shares in connection with Section 6 of the Registration Rights Agreement dated as of March 12, 2003, the undersigned hereby sells, assigns and transfers unto PCTEL, Inc. a Delaware corporation (the "Company"), ______________________ (______) shares of Common Stock of the Company, standing in the undersigned's name on the books of said corporation represented by certificate number _______ delivered herewith, and does hereby irrevocably constitute and appoint Wells Fargo Bank Minnesota, N.A. as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

      Dated: _____________, ______


                                        ________________________________________
                                        (Signature)

                                        ________________________________________
                                        (Please Print Name)

  INSTRUCTION: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINES.